UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2003

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization) 5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)	1-7850 (Commission File Number)	88-0085720 (I.R.S. Employer Identification No.) 89193-8510 (Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Item 5. Other Events and Regulation FD Disclosure.

On June 18, 2003, Southwest Gas Corporation (the Company) filed an application with the Arizona Corporation Commission (ACC) requesting authorization to add a new financing subsidiary (Southwest Gas Capital II) in compliance with the affiliate rules governing the Company’s operations. Southwest Gas Capital II would be a wholly owned trust created to issue preferred securities.

The Company plans to file a registration statement with the Securities and Exchange Commission to register securities for issuance by the Company and/or by the financing subsidiary. If approved, and if the securities are issued, the Company intends to use proceeds for general corporate purposes, including the redemption of the currently outstanding trust-originated preferred securities.

A copy of the press release, dated June 18, 2003, is attached as Exhibit 99.

Item 7.  Financial Statements and Exhibits.

(c)        Exhibits

99        Press release dated June 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 18, 2003	SOUTHWEST GAS CORPORATION /s/ ROY R. CENTRELLA Roy R. Centrella Vice President/Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated June 18, 2003.